SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 14, 2009
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modifications to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
EX-4.1

Item 1.01 Entry into a Material Definitive Agreement
     On August 12, 2009, the Board of Directors of Red Lion Hotels Corporation(the “Company”) approved an amendment (the “Amendment”) to the Preferred Shares Rights Agreement dated as of January 26, 2009 between the Company and American Securities Transfer & Trust Company LLC, as Rights Agent (the “Rights Plan”) to change the Final Expiration Date of the Rights Plan from February 1, 2011, to August 14, 2009, effectively terminating the Rights Plan as of August 14, 2009. On August 14, 2009, the Company and American Stock Transfer & Trust Company LLC entered into the definitive Amendment to Preferred Shares Rights Agreement.
Item 3.03 Material Modifications to Rights of Security Holders
     On August 12, 2009, the Company approved the Amendment to the Rights Plan to change the Final Expiration Date of the Rights Plan from February 1, 2011, to August 14, 2009, effectively terminating the Rights Plan as of August 14, 2009. On August 14, 2009, the Company and American Stock Transfer & Trust Company LLC entered into the definitive Amendment to Preferred Shares Rights Agreement. Prior to the amendment, the Rights were to expire on February 1, 2011. The Rights Plan was filed as an Exhibit to Form 8-K filed with the Securities and Exchange Commission on January 27, 2009.
     The Rights Plan was established in order to help assure that all shareholders received fair and equal treatment in the event the Company was ever subject to a takeover attempt. Under the Rights Plan, each outstanding share of common stock had attached to it one right (each, a “Right”). When exercised, a Right entitled each shareholder who was not then attempting to acquire control of the Corporation to purchase additional common shares at a substantial discount to market value. Any such purchase would have caused substantial dilution to the person or group of persons attempting to acquire control of the Corporation, unless the Rights were redeemed by the Corporation as permitted by the Rights Plan.
   The Amendment is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
   (d) Exhibits.

Exhibit	Description

4.1	Amendment to Preferred Shares Rights Agreement, dated as of August 14, 2009, between the Company and American Stock Transfer & Trust Company LLC

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: August 14, 2009	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary